WORSHAM FORSYTHE WOOLDRIDGE LLP


                                        May 22, 2000



TXU Corp.
1601 Bryan Street
Dallas, Texas  75201

Ladies and Gentlemen:

         Referring to the Registration Statement on Form S-3 to be filed by TXU Corp. (Company), on or about the date hereof, with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, for the registration of 3,500,000 shares of the Company's common stock, without par value (Stock), and the attached Preference Stock Purchase Rights (Rights), to be offered from time to time in connection with the Company's Direct Stock Purchase and Dividend Reinvestment Plan (Plan), we are of the opinion that:

         1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

         2. All necessary action on the part of the Company's Board of Directors with respect to the issuance and sale of the Stock to be purchased directly from the Company has been taken.

         3. Any Stock purchased pursuant to the Plan directly from the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and sold for the consideration contemplated in the Plan.

         4. Any Stock purchased pursuant to the Plan on the open market will be validly issued, fully paid and non-assessable when such Stock shall have been delivered and sold as contemplated in the Plan.

         5. The Rights, when issued as contemplated by the Registration Statement, will be validly issued.




Attorneys and Counselors at Law
----------------------------------------------------------
Energy Plaza, 30th Floor      Other Offices
1601 Bryan Street             Richardson / Telecom Corridor*
Dallas, Texas 75201           Austin
214.979.3000
214.880.0011 Fax
www.worsham.net


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         We are members of the State Bar of Texas and do not hold ourselves out as experts on the laws of the State of New York. As to all matters of New York law, we have with your consent relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP, New York, New York, of Counsel to the Company, which is being filed as an exhibit to the Registration Statement. For purposes of the opinion expressed in paragraph 4 above, we have assumed with your consent that all of the Company's outstanding Stock has been validly issued and is fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        WORSHAM FORSYTHE
                                          WOOLDRIDGE LLP


                                        By: /s/ T. A. Mack
                                           ------------------------------------
                                             A Partner